Amended and Restated
                        MONARCH CASINO & RESORT, INC.
                       1993 EMPLOYEE STOCK OPTION PLAN
                Amended by the Board of Directors May 14, 1997


1.     Purpose.

     The 1993 Employee stock Option Plan (the "Plan") is intended to promote the interests of the Company by providing long-term incentives and rewards to
its employees in order to:   improve individual employee performance; assist
the Company in attracting, retaining and motivating employees with experience and ability; and associate the interests of the Company's employees with those of its shareholders.

2.     Definitions.

     For all purposes of this Plan, the following terms shall have the following meanings:

     (a) "Committee" means the Compensation Committee of the Board of Directors ("Board") of the Company as appointed from time to time by the Board, consisting of not less than two members of the Board who are not eligible to participate in the Plan and who have not, within one year prior to their appointment to the Committee, participated in the Plan.

     (b) "Common Stock" means Monarch Casino & Resort, Inc.'s, $.O1 par value, common stock.

     (c) "Company" means Monarch Casino & Resort, Inc. and its subsidiaries.

     (d) "Fair Market Value" means an amount equal to the last reported sale price of the Common Stock on the NASDAQ National Market System, or such other stock exchange on which the Common Stock may be listed from time to time, on that day (or, if no sale of Common Stock is recorded on such day, then on the next preceding day on which there was such a sale).

     (e) "Option" or "Non-qualified Stock Option" means a stock option not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (f) "Option Exercise Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

     (g) "Optionee" or "Participant" means an eligible employee of the Company who has received an Option granted under the Plan.

3.     Administration.

     The Plan shall be administered by the Committee, which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable. The Committee's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees to be granted options under the Plan, to determine the size and applicable terms and conditions of grants to be made to such employees, and to authorize grants to eligible employees.

     The Committee's interpretations of the Plan, the actions taken by the Committee thereunder and determinations made by the Committee in connection with any matter arising under or with respect to the Plan or any Option granted hereunder, shall be final, binding and conclusive on all interested parties, including the Company, its shareholders and all former, present and future employees of the Company. The Committee may as to all questions of accounting rely conclusively upon any determination made by the independent public accountants of the Company.

4.     Stock Subject to the Plan.

     The stock which is subject to Options granted pursuant to the Plan shall be shares of Common Stock. The aggregate number of shares of Common Stock available for grant under the Plan is 100,000, subject to adjustment pursuant to Section 12. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. If an Option expires, is surrendered or canceled, or is otherwise terminated prior to its exercise, the shares of Common Stock covered by such an Option immediately prior to such expiration, surrender, cancellation or other termination shall continue to be available for grant under the Plan.

5.     Granting of Options.

     The date of grant of Options to Participants under the Plan will be the date on which the Options are awarded by the Committee. The grant of any Option to any Participant shall neither entitle nor disqualify such Participant from participating in any subsequent grant of Options.

6.     Terms and Conditions of Options.

     Options shall be designated and constitute Non-qualified Stock Options and shall be evidenced by written instruments approved by the Committee. Such instruments shall conform to the following terms and conditions:

6.1.     Option Price.

     The Option price per share for each Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

6.2.     Exercise and Conditions of Options.

(a)     Exercisability.

     Unless the Committee specifies otherwise, and except as otherwise provided in this Plan, each Option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Committee. However, the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, if the Committee deems such provision to be in the interests of the Corporation or necessary to realize the reasonable expectation of the Optionee. After becoming exercisable, each Option shall remain exercisable until it expires or terminates.

(b)     Method of Exercise.

     Optionees may exercise Options by giving written notice to the secretary of the Company or his designee stating the number of shares of Common Stock with respect to which the Options are being exercised and tendering payment therefor. At the time that an Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash, money order or certified check or, if the Committee in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Option, or part thereof, being exercised shall be determined by dividing the Option price by the Fair Market Value per share of the Common Stock on the date of exercise). The Committee in its discretion may provide for exercise of Options pursuant to Federal Reserve Board Regulation T and permit the payment of any withholding taxes incurred by an Optionee pursuant to such exercise to be paid with shares purchased thereunder. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA) state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No share of Common Stock will be delivered to any Optionee until all such amounts have been paid. As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the Optionee, or that Optionees agent, shall be delivered to the Optionee or that Optionee's agent.

(c)     Conditions.

     Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such instrument between the Optionee and the Company, as the Committee shall determine.

6.3.     Termination of Options.

     In the event the employment of an Optionee terminates, for whatever reason, prior to the date upon which Options become exercisable, then such Options shall terminate and lapse on the date upon which the employment of such Optionee terminates.

     If the employment of an Optionee terminates for a reason other than for cause, or by reason of retirement (as defined and determined under any of the Company's pension plans), disability (as defined and determined by the Committee) or death, then all Options granted to the Optionee and exercisable on the date of such termination shall expire on the earlier of the tenth anniversary of the date of grant or the first anniversary of the day of such Optionee's termination of employment due to such reasons; provided, however, such Options, to the extent unexercised, expire on the date that such Optionee
(i) uses for profit or discloses to unauthorized persons, confidential information or trade secrets of the Company, or (ii) breaches any contract with or violates any fiduciary obligation to the Company, or (iii) engages in unlawful trading in the Company's securities or the securities of another Company based on information gained as a result of that Optionee's employment with the Company, or (iv) violates (as determined by the Committee) any covenant not to compete in effect between the Company and the Optionee.

     In the event that an Optionee is or has been terminated for cause, such cause including, but not limited to, (i) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, or (ii) breach of any contract with or violation of any fiduciary obligation to the Company, or (iii) unlawful trading in the Company's securities or the securities of another Company based on information gained as a result of that Optionee's employment with the Company, or (iv) violation (as determined by the Committee) of any covenant not to compete in effect between the Company and the Optionee, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

6.4.     Assignability.

     No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the lifetime of the Optionee the Option shall be exercisable only by such Optionee. No Option shall be otherwise transferred, assigned, pledged or hypothecated for any purpose whatsoever, nor shall any Option be subject in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with terms set forth herein, shall be null and void, and of no effect.

7.     Eligibility.

     Only the following employees shall be eligible to participate in the
Plan: (a) Full-time, salaried or hourly, union-represented or unrepresented employees regularly scheduled for and working at least thirty (30) hours per week; (b) part-time, salaried or hourly, union-represented or unrepresented employees regularly scheduled for and working less than thirty (30) hours per week and at least two (2) weeks per month; and (c) all those employees of the Company as shall be determined from time to time by the Committee; provided, however, that no person then eligible to be granted an option under the Company's 1993 Executive Long Term Incentive Plan, 1993 Directors' Stock Option Plan or any other Company sponsored stock option plan may be granted an Option hereunder.

     Inclusion of union-represented employees in this Plan is subject to discussions with their respective collective bargaining representatives.

8.     Term/Amendment.

     This Plan shall expire on June 13, 2003 (except as to Options outstanding on that date). The Committee may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that the provisions of Section 7 may not be modified to increase eligibility to include directors and/or executive officers, who are otherwise eligible to participate in the Company's 1993 Executive Long-Term Incentive Plan and 1993 Directors' Stock Option Plan without the approval of the holders of a majority of the outstanding Common Stock. No action taken by the Committee under this Section, either with or without the approval of the stockholders of the Company, may materially and adversely affect any outstanding Option without the consent of the holder thereof.

9.     Registration, Listing and Qualification of Shares.

     Each Option shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such Option or the purchase of shares thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

10.     Dissolution,  Merger and Consolidation.

     Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Committee shall give at least 30 days' prior written notice to all Optionees of such event during which time such Optionees shall have a right to exercise wholly or partially unexercised Options (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 6.3, each Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

11.     Effective Date and Conditions Subsequent to Effective Date.

     The Plan shall become effective on the date of adoption of the Plan by the Company's Board of Directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event, each Option granted hereunder shall, notwithstanding any of the provisions of the Plan, be null and void and of no effect.

     No grant or award shall be made under the Plan after June 13, 2003; provided, however, that the Plan and all Options granted under the Plan prior to such date shall remain in effect, and subject to adjustment and amendment as herein provided, until they have been exercised or terminated in accordance with the terms of the respective grants or awards and the related instruments.

12.     Capital Adjustments.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments may be made in the Plan and the Options granted hereunder as the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares and Option Exercise Prices per share applicable to Options then outstanding and in the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

13.     Approvals.

     The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from the Nevada Gaming Commission.

14.     No Right to Options or Employment.

     No employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an employee any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the action of the Company in establishing the Plan nor any action taken hereunder, nor any provision of the Plan itself shall be construed to limit in any way the right of the Company to terminate an Optionee's employment at any time; nor shall it be evidence of any agreement or understanding, expressed or implied, that the Company will employ an employee in any particular position nor ensure participation in any future compensation or stock program.

15.     Rights as Shareholder.

     An Optionee under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Optionee.

16.     Other Actions.

     This Plan shall not restrict the authority of the Committee or the Company for proper corporate purposes, to grant or assume stock options, other than under the Plan, to or with respect to any employee or other person.

17.     Costs and Expenses.

     Except with respect to withholding taxes and expenses of brokerage fees, commissions and expenses incurred by an Optionee pursuant to exercise of an Option, the costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any Option nor to any Optionee.

18.     Plan Not a Trust.

     Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant, the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

19.     Leaves of Absence and Disability.

     The Committee shall have full power and authority to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Optionee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and
(ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Optionee who takes such leave of absence.

20.     Notices.

     Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) five business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Optionee (1) on the date it is personally delivered to him or her or (2) five business days after it is sent by registered or certified mall, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices, delivery of instruments and Common Stock pursuant to the Plan. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

21.     Separability of Provisions.

     If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

22.     Payments to Minors, Etc.

     Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

23.     Headings and Captions.

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

24.     Governing Law.

     This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.